Exhibit 10.2

WinnerOption Ltd.

Shareholders’ Agreement

THIS SHAREHOLDERS’ AGREEMENT (this “Agreement”) is made as of October 19, 2016, by and among WinnerOption Ltd., a company organized and existing under the laws of State of Israel (the “Company”) and the shareholders set forth on Schedule A attached hereto (collectively, the “Shareholder”). The number of shares of the Company’s ordinary shares (the “Ordinary Shares”) held by each Shareholder as of the date of this Agreement is set forth on Schedule A hereto.

AGREEMENT

NOW THEREFORE, in consideration of the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby expressly acknowledged, the parties hereto agree as follows:

1.             Restriction on Transfer; Certain Definitions.

(a)       Restrictions on Transfer. During the term of this Agreement, all of the Company’s shares now owned or hereafter acquired by the Shareholders (the “Shares”) shall be subject to the terms and conditions of this Agreement. No Transfer (as defined below), whether voluntary or involuntary, of all or any portion of the Shares shall be valid unless it is made pursuant to the terms and conditions of this Agreement. Notwithstanding the foregoing, (i) each of the Shareholders that is an entity shall have the right to Transfer all or part of its Shares, without compliance with the terms of Sections 2 and 3 of this Agreement, (A) to an Affiliate (as defined below), (B) in the case of a partnership, corporation, or a limited liability company, to its current or retired general or limited partners, stockholders or members, (C) to the Company or (D) to another Shareholder or an Affiliate of another Shareholder, and (ii) each of the Shareholders that is an individual shall have the right to Transfer all or part of its Shares, without compliance with the terms of Sections 2 and 3 of this Agreement, (A) to such Shareholder’s spouse, ancestors, descendants, brothers or sisters, or descendants of such Shareholder’s brothers or sisters, whether related by consanguinity or affinity (collectively, “Immediate Family”), (B) to a custodian, trustee (including a trustee of a voting trust), executor or other fiduciary for the account of such Shareholder or such Shareholder’s Immediate Family, (C) a corporation, partnership or any other entity, provided such corporation, partnership or other entity is owned exclusively by such Shareholder and/or such Shareholder’s Immediate Family, (D) to the Company or (E) to another Shareholder or an Affiliate of another Shareholder; provided, however, that in the case of clauses (i) and (ii) above, the terms and conditions of this Agreement shall be binding upon any such transferee and such transferee shall so acknowledge in writing prior to any such transfer.

(b)       Certain Definitions. In this Agreement:

“Affiliate” means with respect to any person, a person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such person, and, in the case of an individual, includes any relative or spouse of such person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities by contract or otherwise. The term “person” means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, a limited liability company, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

1

“Transfer,” “Transferring,” “Transferred,” or words of similar import, mean and include any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by bequest, devise or descent, or other transfer or disposition of any kind, including but not limited to transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary or by operation of law, directly or indirectly.

2.       Right of First Refusal

(a)       The Company and Non-Transferring Shareholders’ Rights. Subject to the third sentence of Section 1(a), in the event any Shareholder desires to Transfer (a “Transferring Shareholder”) any Shares, each of the other Shareholders (the “Non-Transferring Shareholders”) shall have the right of first refusal to purchase all or part of the Shares the Transferring Shareholder desires to Transfer (the “Offered Shares”). The Transferring Shareholder must give to the Company and the Non-Transferring Shareholders a written notice signed by the Transferring Shareholder ("Transferring Shareholder's Notice") stating (a) the Transferring Shareholder's bona fide intention to Transfer such Offered Shares; (b) the number of Offered Shares; (c) the name, address and relationship to the Transferring Shareholder, if any, of each proposed purchaser or other transferee; and (d) the bona fide cash price or, in reasonable detail, other consideration, per share for which the Transferring Shareholder proposes to Transfer such Offered Shares (the "Offered Price").

(b)       Exercise of Non-Transferring Shareholders’ Right of First Refusal. The Non-Transferring Shareholders’ right of first refusal may be exercised as follows:

(i)       Each Non-Transferring Shareholder shall have the opportunity to purchase such Non-Transferring Shareholder’s pro rata share of the Offered Shares. For purposes of this Section 2, a Non-Transferring Shareholder’s pro rata share shall be determined by dividing the number of Shares held by a Non-Transferring Shareholder by the total number of Shares held by all Non-Transferring Shareholders.

(ii)       If any Non-Transferring Shareholder desires to purchase its pro rata share of the Offered Shares, such Non-Transferring Shareholder must, within the twenty (20) day period (the "Non-Transferring Shareholder Refusal Period") commencing on the date of the Transferring Shareholder's Notice was received by the Company and the Non-Transferring Shareholders, give written notice ("Non-Transferring Shareholder Notice") to the Transferring Shareholder and to the Company of such Non-Transferring Shareholder’s election to purchase its pro rata share of the Offered Shares. In the event that any Non-Transferring Shareholder elects not to purchase such Non-Transferring Shareholder’s pro rata share of the Offered Shares during the Non-Transferring Shareholder Refusal Period, promptly following the expiration of such Non-Transferring Shareholder Refusal Period, the Transferring Shareholder shall advise the Non-Transferring Shareholders who elect to purchase their pro rata portion of the Offered Shares in writing of the number of Offered Shares with respect to which any Non-Transferring Shareholders have failed to fully exercise their refusal rights hereunder (such notice being an “Unexercised Right of First Refusal Notice”). In such event, each Non-Transferring Shareholder that elected to purchase Offered Shares shall have a right to purchase such Non-Transferring Shareholder’s pro rata share of such rejected Offered Shares, based on the relative number of Shares owned by the Non-Transferring Shareholders that elected to purchase their pro rata share of the Offered Shares. Each such Non-Transferring Shareholders wishing to exercise its right to acquire additional Offered Shares shall deliver an additional Non-Transferring Shareholder Notice to the Transferring Shareholder within two (2) business days from the date that the Transferring Shareholder provides the Unexercised Right of First Refusal Notice to the Non-Transferred Shareholders indicating the number of additional Offered Shares such Non-Transferring Shareholder wishes to purchase, subject to the limitations set forth herein.

2

(c)       Purchase Price. The purchase price for the Offered Shares to be purchased by the Non-Transferring Shareholders exercising their right of first refusal under this Agreement will be the Offered Price, but will be payable as set forth in Section 2(d) hereof. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration will be determined by the Transferring Shareholder and the Non-Transferring Shareholders, in each case, acting in good faith.

(d)       Payment. Payment of the purchase price for the Offered Shares purchased by a Non-Transferring Shareholder exercising a right of first refusal will be made by the 50th day after the Company and the Non-Transferring Shareholders receive the Transferring Shareholder's Notice. Unless otherwise agreed to by the Transferring Shareholder, payment of the purchase price will be made by the exercising Non-Transferring Shareholder by check or wire transfer of immediately available funds.

(e)       Rights as a Shareholder. If a Non-Transferring Shareholder exercises its right of first refusal to purchase the Offered Shares, then, upon consummation of such purchase, such Transferring Shareholder will have no further rights as a holder of the Offered Shares except the right to receive payment for the Offered Shares from the exercising Non-Transferring Shareholder in accordance with the terms of this Agreement, and such Transferring Shareholder will forthwith cause all certificate(s) evidencing such Offered Shares to be surrendered to the Company for transfer to the exercising Non-Transferring Shareholders.

(f)       Shareholder's Right to Transfer. To the extent that Non-Transferring Shareholders have not elected to purchase the Offered Shares which they are entitled to purchase hereunder, then, subject to the right of co-sale set forth in Section 3 below, the Transferring Shareholder may Transfer such Offered Shares permitted to be Transferred by the Transferring Shareholder to any person named as a purchaser or other transferee in the Transferring Shareholder's Notice, at the Offered Price, provided that such transfer (i) is consummated within the time frame provided in Section 3 and (ii) is in accordance with all the terms of this Agreement. Any proposed Transfer not in compliance with this Section 2 as well as any subsequent proposed Transfer of any of the Offered Shares by the Transferring Shareholder shall be subject to the right of right of first refusal provided herein.

(g)       Transfers in Violation of Right of First Refusal. Any attempt by a Transferring Shareholder to transfer Shares in violation of this Section 2 (other than as permitted in Section 1(a)) shall be void and the Company agrees it will not effect such a transfer nor will it treat any alleged transferee(s) as a stockholder.

3

3.       Right of Co-Sale.

(a)       Shareholders’ Right of Co-Sale. Subject to the third sentence of Section 1(a) and after compliance with Section 2, if there are any Offered Shares not being acquired pursuant to Section 2, then this Section 3 shall apply. Each Non-Transferring Shareholder that so notifies the Transferring Shareholder in writing (such notice being a “Co-Sale Inclusion Notice”) within ten (10) days after the end of the Non-Transferring Shareholder Refusal Period (the “Co-Sale Notice Period”) shall have the right to participate in such sale of Offered Shares on the same terms and conditions as specified in the Transferring Shareholder’s Notice (for purposes of this Section 3, each such participating Shareholder shall be referred to as a “Selling Shareholder”). Such Co-Sale Inclusion Notice shall indicate the number of shares of the Company’s shares that a Selling Shareholder wishes to sell pursuant to this Section 3 (the “Selling Shareholder Shares”), subject to any limitations provided for herein. To the extent one or more of the Non-Transferring Shareholders exercise such right of participation in accordance with the terms and conditions set forth below, the number of Shares that the Transferring Shareholder may sell in the Transfer shall be correspondingly reduced. Each Selling Shareholder may initially sell up to such number of Selling Shareholder Shares equal to the product obtained by multiplying (i) the aggregate number of remaining Offered Shares by (ii) a fraction, the numerator of which shall be the number of Ordinary Shares owned by such Selling Shareholder on the date of the Transferring Shareholder Notice and the denominator of which shall be the total number of Ordinary Shares owned by the Transferring Shareholder and by all of the Non-Transferring Shareholders on the date of the Transferring Shareholder Notice. In the event that any Non-Transferring Shareholder fails to fully exercise its right of participation pursuant to this Section 3 (each, a “Non-Subscribing Shareholder”), promptly following the termination of the Co-Sale Notice Period, the Transferring Shareholder shall advise the Selling Shareholders in writing of the number of Offered Shares with respect to which Non-Transferring Shareholders have failed to fully exercise their rights hereunder (such notice being an “Unexercised Co-Sale Notice”). In such event, each Selling Shareholder shall have a right of over-allotment (the “Over-Allotment Right”) to include in its Transfer under this Section 3 such Selling Shareholder’s pro rata share, based on the relative number of Shares owned by the Transferring Shareholder and the Selling Shareholders that are not or have not become Non-Subscribing Shareholders, of the Offered Shares with respect to which the Non-Subscribing Shareholders have failed to fully exercise their participation rights hereunder. A Selling Shareholder wishing to exercise its Over-Allotment Right shall deliver an additional Co-Sale Inclusion Notice to the Transferring Shareholder within two (2) business days from the date that the Transferring Shareholder provides the Unexercised Co-Sale Notice to the Selling Shareholders indicating the number of additional Shares such Selling Shareholder wishes to sell, subject to the limitations set forth herein. Each Selling Shareholder shall effect its participation in the sale by promptly delivering to the Transferring Shareholder for transfer to the prospective purchaser one or more certificates representing the number of Shares such Selling Shareholder is entitled to sell pursuant to this Section 3, properly endorsed for transfer. To the extent that any prospective purchaser or purchasers refuses to purchase shares or other securities from a Selling Shareholder exercising its rights of co-sale hereunder, the Transferring Shareholder shall not Transfer to such prospective purchaser or purchasers any Shares unless and until, simultaneously with such sale, the Transferring Shareholder purchases such shares or other securities from such Selling Shareholder for the same consideration and on the same terms and conditions as the proposed transfer described in the Transferring Shareholder Notice.

(b)       Right to Transfer. To the extent that the Non-Transferring Shareholders have not exercised their rights to participate in the sale of the Offered Shares within the time periods specified in Section 3(a), then the Transferring Shareholder shall be free to sell any such Offered Shares to such prospective purchaser on the same terms and conditions as outlined in the Transferring Shareholder Notice, and provided that in the event such Offered Shares are not sold within ninety (90) days of the date of the Transferring Shareholder Notice, they shall once again be subject to the right of co-sale provided herein.

(c)       Transfers in Violation of Co-Sale Rights. Any attempt by a Transferring Shareholder to transfer Shares in violation of this Section 3 shall be void and the Company agrees it will not effect such a transfer nor will it treat any alleged transferee(s) as a stockholder.

4

4.       Right of First Offer. Subject to the terms and conditions specified in this Section 4, the Company hereby grants to each Shareholder (for purposes of this Section 4, each, an “Offeree”), a right of first offer to subscribe for and purchase such Offeree’s Pro Rata Share (as hereinafter defined for the purpose of this Section 4), in whole or in part, of future issuances by the Company of Future Shares (as hereinafter defined). Each Offeree shall be entitled to assign or apportion the right of first offer among its partners and Affiliates in such proportions as it deems appropriate. For purposes of this Section 4, an Offeree’s “Pro Rata Share” of Future Shares shall be a fraction, the numerator of which is the number of Ordinary Shares held by such Offeree immediately prior to the issuance of Future Shares and the denominator of which is the total number of shares of the Company’s Ordinary Shares outstanding immediately prior to the issuance of Future Shares. Each time the Company proposes to offer any shares of Ordinary Shares or other equity securities of the Company, whether now or hereinafter authorized, any rights, options or warrants to purchase shares of Ordinary Shares and any securities of any kind whatsoever that are, or may become, convertible into or exchangeable for shares of Ordinary Shares or other equity securities of the Company (“Future Shares”), the Company shall first make an offering of such Future Shares to each Offeree in accordance with the following provisions:

(a)       The Company shall deliver a notice (“Notice”) to each Offeree stating (i) the Company’s bona fide intention to offer such Future Shares, (ii) the number of such Future Shares to be offered, and (iii) the price and a summary of the terms upon which it proposes to offer such Future Shares.

(b)       Each Offeree may elect to subscribe for and purchase, at the price and on the terms specified in the Notice, (i) up to such Offeree’s Pro Rata Share of the Future Shares and (ii) such additional number of the Future Shares as such Offeree indicates it is willing to purchase should the other Offerees subscribe for less than their respective Pro Rata Shares (for each Offeree, the “Additional Portion”) by notifying the Company in writing within fifteen (15) business days from the date the Notice is given by the Company.

(c)       If the aggregate number of Future Shares subscribed for pursuant to subsection (b) above is less than the aggregate Pro Rata Share for which all Offerees are entitled to subscribe, then each Offeree who has subscribed for an Additional Portion pursuant to subsection (b) above shall be entitled to purchase, in addition to such Offeree’s Pro Rata Share, the Additional Portion subscribed for by such Offeree; provided, however, that if the Additional Portions subscribed for by all Offerees exceed the difference obtained by subtracting (x) the aggregate Pro Rata Share for which all Offerees are entitled to subscribe from (y) the number of Future Shares subscribed for by all Offerees (the “Available Additional Portion”), then each Offeree who has subscribed for an Additional Portion shall be entitled to purchase only that portion of the Available Additional Portion as such Offeree’s Pro Rata Share bears to the aggregate Pro Rata Share for all Offerees who subscribed for an Additional Portion, subject to rounding by the Company’s Board of Directors to the extent it reasonably deems necessary and equitable. To the extent that Future Shares are not purchased by the Offerees as provided in subsection (b) above and this subsection (c), the Company may, during the ninety (90) calendar days following the expiration of the period provided in subsection (b) above, offer the remaining unsubscribed portion of such Future Shares to any person or persons at a price not less than and upon terms no more favorable than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Future Shares within such period, or if such agreement is not consummated within thirty (30) calendar days of the execution thereof, the right provided in this Section 4 shall be deemed to be revived and such Future Shares shall not be offered unless first reoffered to the Offerees in accordance herewith.

(d)       The right of first offer in this Section 4 shall not be applicable to the issuance of (i) securities issued as a dividend or distribution on the Shares; (ii) securities issued in connection with any stock split of or stock dividend on the Ordinary Shares; (iii) securities issued to un-Affiliated vendors, banks or equipment lessors; (iv) any right, option or warrant to acquire any security convertible into or exercisable for the securities listed in clauses (i) through (iii) above; or (v) options, shares or other securities to employees, officers, directors, consultants, contractors or advisors of the Company under employee equity based plans approved by the Company’s Board of Directors.

(e)       Notwithstanding anything to the contrary contained herein, until the date that is 12 months after the date hereof, in the event that EZTD, Inc. shall exercise the right of first offer under this section 4, the price per share that shall be payable by EZTD, Inc. for each of the Future Shares purchased by it shall be equal to 75% (seventy five percent) of the price per share payable by any other entity that shall or may purchase the Future Shares. Upon the expiration of 12 months after the date hereof, the right to purchase Future Shares with a discount as provided in this subsection (e) shall expire and EZTD, Inc. shall be required to pay the full purchase price for each Future Share purchased under this section 4.

5

5.       Election of Board of Directors.

(a)       Voting. During the term of this Agreement, each Shareholder agrees to vote, or cause to be voted, all Shares owned by such Shareholder, or over which such Shareholder has voting control, in such manner as may be necessary to elect (and maintain in office) as members of the Company’s Board of Directors (each a “Director”) the following individuals:

(i)       The Citron Directors (as defined below); and

(ii)       The EZTD Director (as defined below).

(b)       Designation of Directors. The designees to the Company’s Board of Directors described above (each a “Designee”) shall be selected as follows:

(i)       Mr. Shimon Citron shall be entitled to designate three (3) Directors (the “Citron Directors”). The Citron Directors shall initially be Mr. Shimon Citron, Mr. Yariv Citron and Mr. Tomer Arzuan.

(ii)       EZTD, Inc. shall be entitled to designate one (1) Director (the “EZTD Director”). The EZTD Director shall initially be Ron Lubash.

(c)       Changes in Designees. From time to time during the term of this Agreement, Shareholders who hold sufficient Shares to select a Designee may, in their sole discretion:

(i)       notify the Company in writing of an intention to remove from the Company’s Board of Directors any incumbent Designee who occupies a Board seat for which such Shareholders are entitled to designate the Designee; or

(ii)       notify the Company in writing of an intention to select a new Designee for election to a Board seat for which such Shareholders are entitled to designate the Designee (whether to replace a prior Designee or to fill a vacancy in such Board seat).

In the event of such an initiation of a removal or selection of a Designee under this Section 5(c), the Company shall take such reasonable actions as are necessary to facilitate such removals or elections, including, without limitation, soliciting the votes of the appropriate Shareholders, and the Shareholders shall vote their Shares to cause: (x) the removal from the Company’s Board of Directors the Designee or Designees so designated for removal; and (y) the election to the Company’s Board of Directors of any new Designee or Designees so designated.

(d)       Removal of Board Members. Each Shareholder also agrees to vote, or cause to be voted, all Shares owned by such Shareholder, or over which such Shareholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that:

(i)       no Director elected pursuant to Sections 5(a) or 5(b) of this Agreement may be removed from office unless such removal is approved pursuant to Section 5(c); and

6

(ii)       any vacancies created by the resignation, removal or death of a Director elected pursuant to Section 5(a) or 5(b) shall be filled pursuant to the provisions of this Section 5.

All Shareholders agree to execute any written consents required to perform the obligations of this Agreement, and the Company agrees at the request of any party entitled to designate Directors to call a special meeting of stockholders for the purpose of electing Directors.

(e)       Size of Board of Directors. Each Shareholder agrees to vote all Shares to maintain the authorized number of members of the Board of Directors of the Company at four (4) Directors.

(f)       No Liability for Election of Recommended Directors. No party, nor any Affiliate of any such party, shall have any liability as a result of designating a person for election as a Director or for any act or omission by such designated person in his or her capacity as a Director of the Company, nor shall any party have any liability as a result of voting for any such designee in accordance with the provisions of this Agreement.

(g)       Board Meetings and Representation. Regular meetings of the Board of Directors of the Company shall be held, in person or telephonically, conducted in accordance with the Company’s memorandum and articles of association and applicable law, no less frequently than quarterly. The Company agrees to use its best efforts to nominate and secure the election to its Board of Directors of designees as set forth in this Section 5.

(h)       Corporate Opportunities. The Company and the Shareholders each agree that the Directors shall be under no obligation to bring any corporate opportunity to the attention of the Company or the Board of Directors for their consideration, whether such opportunity is related to the Company’s business or otherwise. The Company and each Shareholder hereby waives any claims against the Directors that may arise in connection with any such opportunity to the fullest extent permitted by law.

(i)       Transactions with Affiliates. For as long as EZTD, Inc. holds at least 15% of the Company's issued share capital, any transaction between the Company and any Citron Director or Affiliate of a Citron Director shall require the prior approval of the EZTD Director.

6.       Additional Covenants of the Company. The Company agrees that:

(a)       Access to Information. The Company shall give each Shareholder, its counsel, accountants, and other representatives access at reasonable times during normal business hours to all of the properties, books and records, and executive employees of the Company, and shall furnish each Shareholder with such information as it may reasonably request concerning the Company.

7.       General Covenants of the Company; Other Remedies.

(a)       Covenants of the Company. The Company agrees to use its best efforts, within the requirements of applicable law, to ensure that the rights granted under this Agreement are effective and that the parties enjoy the benefits of this Agreement. Such actions include, without limitation, the use of the Company’s best efforts to cause the nomination and election of the Directors as provided in this Agreement.

7

(b)       Specific Enforcement. Each Shareholder acknowledges and agrees that each party hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that the Company and each of the Shareholders shall be entitled to an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the State of Israel, the United States or any state of the United States having subject matter jurisdiction. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

(c)       Remedies Cumulative. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

8.       Restrictive Legends and Stop Transfer Instructions.

(a)       Legends. Each Shareholder understands and agrees that the Company will cause the legends set forth below, or a legend substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares held by such Shareholder:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AND MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH CERTAIN RIGHTS OF FIRST REFUSAL AND CO-SALE AS SET FORTH IN A SHAREHOLDERS’ AGREEMENT. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF THE COMPANY. SUCH RIGHTS OF FIRST REFUSAL AND CO-SALE ARE BINDING ON THE TRANSFEREES OF THESE SHARES.

THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT, AS SET FORTH IN A SHAREHOLDERS’ AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE COMPANY’S PRINCIPAL OFFICE. SUCH VOTING AGREEMENT IS BINDING ON TRANSFEREES OF THESE SHARES.

(b)       Stop Transfer Instructions. In order to ensure compliance with the restrictions referred to herein, each Shareholder agrees that the Company may issue appropriate “stop transfer” instructions on the Shares held by such Shareholder.

(c)       Transfers.  The Company shall not (i) transfer on its books any Shares that have been Transferred in violation of any provision of this Agreement or (ii) treat as the owner of such Shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such Shares have been so Transferred in violation of this Agreement.

9.       Additional Shares. In the event that subsequent to the date of this Agreement any shares or other securities are issued on, or in exchange for, any of the Shares by reason of any stock dividend, stock split, consolidation of shares, reclassification or consolidation involving the Company, such shares or securities shall be deemed to be Shares for purposes of this Agreement.

10.       Additional Parties and Transfers.

(a)       Additional Parties. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of capital stock after the date hereof, as a condition to the issuance of such shares, the Company shall require that all purchasers become a party to this Agreement by executing and delivering (i) the Adoption Agreement attached to this Agreement as Exhibit A, or (ii) a counterpart signature page hereto agreeing to be bound by and subject to the terms of this Agreement as a Shareholder hereunder. In either event, each such person shall thereafter shall be deemed a Shareholder for all purposes under this Agreement.

8

(b)       Transfers. Each transferee or assignee of any Shares subject to this Agreement shall continue to be subject to the terms hereof, and, as a condition precedent to the Company’s recognizing such Transfer, each transferee or assignee shall agree in writing to be subject to each of the terms of this Agreement by executing and delivering an Adoption Agreement substantially in the form attached hereto as Exhibit A. Upon the execution and delivery of an Adoption Agreement by any transferee, such transferee shall be deemed to be a party hereto as if such transferee were the transferor and such transferee’s signature appeared on the signature pages of this Agreement and shall be deemed to be a Shareholder. The Company shall not permit the transfer of the Shares subject to this Agreement on its books or issue a new certificate representing any such Shares unless and until such transferee shall have complied with the terms of this Section 10(b). Each certificate representing the Shares subject to this Agreement if issued on or after the date of this Agreement shall be endorsed by the Company with the legends set forth in Section 8.

11.       Termination. This Agreement shall terminate upon the earliest to occur of any one of the following events (and shall not apply to any Transfer in connection with any such event):

(a)       The closing of a liquidation, dissolution or winding up of the business and affairs of the Company; or

(b)       The closing of the sale or other transfer of all or substantially all of the assets of the Company.

12.       Protective Provisions. The Company shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without the written consent or affirmative vote of the holders of at least 85% of the then outstanding Ordinary Shares, given in writing or by vote at a meeting, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

a)       liquidate, dissolve or wind-up the business and affairs of the Corporation, effect any merger or consolidation or any other Deemed Liquidation Event (as defined below), or consent to any of the foregoing;

b)       reclassify, alter or amend any existing security of the Company in respect of the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends or rights of redemption;

c)       purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation, including, without limitation, the Ordinary Shares;

d)       create, or authorize the creation of, or issue, or authorize the issuance of any debt security, permit any subsidiary to take any such action with respect to any debt security, or otherwise allow or permit the Company or any subsidiary to incur any indebtedness;

e)       create, or hold capital stock in, any subsidiary;

9

f)       amend the Company’s memorandum and articles of association in a way which adversely alters, changes or affects the rights, preferences or privileges of the holders of Ordinary Shares. For the removal of doubt, creation of any share capital, or other rights or securities convertible into or exchangeable for share capital, with rights superior to the rights of the Ordinary Shares shall not be deemed to adversely alter, change or affect the rights, preferences or privileges of the Ordinary Shares; or

g)       the issuance of options or other securities to employees or directors as equity compensation.

For purposes hereof, each of the following events shall be considered a “Deemed Liquidation Event”: (A) a merger or consolidation in which the Company is a constituent party or a subsidiary of the Company is a constituent party, or (B) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole, or the sale or disposition (whether by merger, consolidation or otherwise) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries.

13.       Miscellaneous.

(a)       Rights and Obligations of the Shareholders. The parties hereto agree and acknowledge that nothing contained herein, and no Shareholder’s status as a shareholder of the Company, shall prevent or prohibit such Shareholder from (i) serving any other person or entity in any capacity such Shareholder may deem appropriate, (ii) conducting its business and affairs in any manner it may elect, or (iii) acquiring, pursuing or otherwise engaging in any business that is competitive with the business now or hereafter conducted by the Company (or any of its subsidiaries), and the Company hereby waives any claim against the Shareholders or their affiliates with respect thereto.

(b)       Certain Definitions. Shares “held” by a Shareholder shall mean any Shares directly or indirectly owned (of record or beneficially) by such Shareholder or as to which such Shareholder has voting power. “Vote” shall include any exercise of voting rights whether at an annual or special meeting or by written consent or in any other manner permitted by applicable law.

(c)       Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and faxed, e-mailed, mailed, or delivered to each party as follows: (x) if to a Shareholder, at such Shareholder’s address, facsimile number or e-mail address set forth in the Company’s records, or at such other address, facsimile number or e-mail address as such Shareholder shall have furnished the Company in writing, or (y) if to the Company, to WinnerOption Ltd. at the address set forth on the signature pages hereto, or at such other address or facsimile number as the Company shall have furnished to the Shareholders in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile or e-mail (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service of recognized standing or (v) five days after being deposited in the mail, first class with postage prepaid. With respect to any notice given by the Company under any provision of any applicable laws or the Company’s memorandum and articles of association, each Shareholder agrees that such notice may be given by facsimile or by electronic mail.

10

(d)       Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. The Company shall not permit the transfer of any Shares on its books or issue a new certificate representing any Shares unless and until the person to whom such security is to be transferred shall have executed a written agreement pursuant to which such person becomes a party to this Agreement and agrees to be bound by all the provisions hereof as if such person was a Shareholder hereunder.

(e)       Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of New York as applied to agreements entered into among New York residents to be performed entirely within New York, without regard to principles of conflicts of law.

(f)       Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

(g)       Further Assurances. Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and so all such other acts and things as may be necessary to more fully effectuate this Agreement.

(h)       Entire Agreement. This Agreement and the exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof. No party hereto shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein.

(i)       No Grant of Proxy. Nothing in this Agreement grants any proxy and should not be interpreted as doing so. Nevertheless, should the provisions of this Agreement be construed to constitute the granting of proxies, such proxies shall be deemed coupled with an interest and are irrevocable for the term of this Agreement.

(j)       Not a Voting Trust. This Agreement is not a voting trust and should not be interpreted as such.

(k)       Amendment. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by (i) the Company and (ii) Shareholders holding at least 75% (seventy five percent) of the Company's issued share capital. Notwithstanding, any amendment to this Agreement that adversely alters, changes or affects the rights, preferences or privileges of any Shareholder shall require the written consent of such Shareholder..

(l)       No Waiver. The failure or delay by a party to enforce any provision of this Agreement will not in any way be construed as a waiver of any such provision or prevent that party from thereafter enforcing any other provision of this Agreement. The rights granted both parties hereunder are cumulative and will not constitute a waiver of either party’s right to assert any other legal remedy available to it.

(m)       Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

11

(n)       Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages will be deemed binding originals.

(o)       Spousal Consent. If any individual Shareholder is married on the date such Shareholder becomes a party, or subject, to this Agreement, such Shareholder’s spouse shall execute and deliver to the Company a consent of spouse in the form of Exhibit B hereto (“Consent of Spouse”), effective on the date hereof or thereof. Notwithstanding the execution and delivery thereof, such consent shall not be deemed to confer or convey to the spouse any rights in such Shareholder’s Shares that do not otherwise exist by operation of law or the agreement of the parties. If any individual Shareholder should marry or remarry subsequent to the date such Shareholder becomes a party, or subject, to this Agreement, such Shareholder shall within thirty (30) days thereafter obtain his/her new spouse’s acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Agreement by causing such spouse to execute and deliver a Consent of Spouse acknowledging the restrictions and obligations contained in this Agreement and agreeing and consenting to the same.

[Remainder of Page Intentionally Blank]

12

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“Company”

WinnerOption Ltd.

By:
Name:
Title:

Address:

“Shareholder”

Shimon Citron

Signature

Address:

“Shareholder”

Yariv Citron

Signature

Address:

“Shareholder”

Tomer Arzuan

Signature

Address:

“Shareholder”

EZTD, Inc.

By:
Name:
Title:

Address:

Schedule A

Shares of Ordinary Shares Held by Each Shareholder

EZTD, Inc.	4,996 Ordinary Shares
Shimon Citron	16,250 Ordinary Shares
Yariv Citron	2,500 Ordinary Shares
Tomer Arzuan	500 Ordinary Shares
In trust	750 Ordinary Shares

Exhibit A

Adoption Agreement

This Adoption Agreement (“Adoption Agreement”) is executed by the undersigned (the “Transferee”) pursuant to the terms of that certain Shareholders’ Agreement dated as of October 19, 2016 (the “Agreement”) by and among WinnerOption Ltd., a company organized and existing under the laws of the State of Israel (the “Company”) and its shareholders. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Adoption Agreement, the Transferee agrees as follows:

(a)       Acknowledgment. Transferee acknowledges that Transferee is acquiring Shares of the capital stock of the Company, subject to the terms and conditions of the Agreement.

(b)       Agreement. Transferee (i) agrees that the Shares acquired by Transferee shall be bound by and subject to the terms of the Agreement, and (ii) hereby adopts the Agreement with the same force and effect as if Transferee were originally a party thereto.

(c)       Notice. Any notice required or permitted by the Agreement shall be given to Transferee at the address listed beside Transferee’s signature below.

EXECUTED AND DATED this _____ day of ____________, 20___.

TRANSFEREE:

(Signature)

(Print Name of Individual Whose Signature Appears Above)

(If Transferee is an Entity, Print Legal Name of Transferee)

(If Transferee is an Entity, Print Title of Signing Party)

Exhibit B

Consent of Spouse

I, _________________, spouse of ________________, acknowledge that I have read the Shareholders’ Agreement, dated as of October 19, 2016, to which this Consent is attached as Exhibit B (the “Agreement”) and that I know the contents of the Agreement. I am aware that the Agreement contains certain provisions regarding the voting of shares of capital stock of the Company as well as provisions granting certain rights to certain other holders of capital stock of the Company upon the sale or other disposition of Ordinary Shares of the Company which my spouse may own including any interest I might have therein.

I hereby agree that my interest, if any, in any shares of capital stock of the Company subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in such shares of capital stock of the Company shall be similarly bound by the Agreement.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right.

Dated as of the ______ day of __________, ____.

(Signature)

Print Name